                                                                    EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                                                            For the Purchase of
                                                            _________ shares of
Warrant No. ______                                                 Common Stock

                          WARRANT FOR THE PURCHASE OF
                            SHARES OF COMMON STOCK
                                      OF
                                7TH LEVEL, INC.
                           (A DELAWARE CORPORATION)

     7th Level, Inc., a Delaware corporation ("Company"), hereby certifies that _________________, or its registered assigns ("Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time commencing from June 1, 1998 until March 30, 2005, unless there is a Change of Control (as defined), at which time this Warrant may be exercised immediately, ________ shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at an initial exercise price equal to $.01 per share (subject to adjustment as provided below). Notwithstanding the foregoing, to the extent that this Warrant remains unexercised at the time the Company is sold to an unaffiliated person, then immediately after such sale, this Warrant shall be deemed to have expired worthless. The shares of Common Stock purchasable upon exercise of this Warrant, and the price payable hereunder for each of such shares, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Per Share Warrant Price," respectively.

     1.   Exercise.

          (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by proper payment of the Per Share Warrant Price multiplied by the number of shares being purchased. Payment of the Per

Share Warrant Price shall be made in lawful money of the United States. Notwithstanding anything to the contrary contained herein, the Per Share Warrant Price, as adjusted from time to time pursuant to the provisions of this Warrant, shall never be less than the per share par value of the Common Stock.

          The aggregate Per Share Warrant Price may be paid: (a) in cash, (b) by surrender to the Company of shares of Common Stock which have been held by the Registered Holder for at least 6 months with a fair value, on the date of exercise that is equal to the Per Share Warrant Price in respect of the number of Warrants exercised, (c) by surrender to the Company of Warrants (as provided below) or (d) by a combination of (a), (b) or (c) hereof. The Registered Holder shall have the right to convert Warrants or any portion thereof (the "Conversion Right") into Warrant Shares as provided in this Section, but only if the Warrants shall otherwise be exercisable under the provisions of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of Warrants (the "Converted Warrants"), the Company shall deliver to the Registered Holder (without payment by the Registered Holder of any cash or other consideration) that number of Warrant Shares equal to the quotient obtained by dividing (a) the difference between (i) the product of the fair value per share of Common Stock as of the date the Conversion Right is exercised (the "Conversion Date") and the number of Warrant Shares into which the Converted Warrants could have been exercised hereunder and (ii) the aggregate Per Share Warrant Price that would have been payable upon such exercise of the Converted Warrants as of the Conversion Date, by (b) the fair value per share of Common Stock as of the Conversion Date. For purposes of this Section, the fair value per share of Common Stock shall mean the average Market Price of the Common Stock for the ten Trading Days immediately preceding the Conversion Date.

          As used herein, "Market Price" means, with respect to the shares of Common Stock, (a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company ("Board") shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

          As used in this Section 1, Trading Day means, in the event that the Common Stock is listed or admitted to trading on the New York Stock Exchange (or any successor to such exchange), a day on which the New York Stock Exchange (or such successor) is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on such exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business.

          As used herein, a "Change of Control" means when a person, or group of persons acting together, acquires more than 50% of the shares of Common Stock outstanding, as determined on a fully-diluted basis.

          (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Warrant shall have been surrendered to the Company as provided in subsection 1(a) above and the Per Share Warrant Price shall have been paid. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below, shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (c) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 20 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

              (a) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

              (b) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant, minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

     2. Adjustments. The number and kind of securities issuable upon the exercise of this Warrant and the Per Share Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions:

          (a) Certain Definitions.  For purposes of this Warrant:

              (i) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Company pursuant to subsection (e) of this Section 2, after the first date of issuance of this Warrant (the "Original Issue Date") except:

                    (A) issuances of Common Stock, Convertible Securities,
              warrants and/or Options granted or approved to be granted by the Board or a committee thereof prior to the first date of issuance of the Company's Series A Preferred Stock (the "Series A Stock");

                    (B) issuances of Common Stock, Convertible Securities and/or
              Options to officers, employees, consultants or directors;
              provided that such issuances pursuant to this clause (B) in the aggregate do not exceed more than 10% of the shares of Common Stock outstanding, as determined on a fully-diluted basis (the "Management Securities"); and

                    (C) issuances of Common Stock, warrants or Class B
              Convertible Preferred Stock resulting from the provisions of the Securities Purchase Agreement dated as of May 6, 1998, by and among the Company, Alpine Associates, a New Jersey Limited Partnership and East West Capital Associates, Inc. and the Securities Purchase Agreement dated as of May 6, 1998 by and among the Company and the Purchasers parties thereto relating to the sale of the Series A Stock, and in each case the documents executed, filed or delivered in connection therewith.

              (ii)  The term "Common Stock" shall mean (A) the Common Stock and
          (B) the stock of the Company of any class, or series within a class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount or percentage.

              (iii) The term "Convertible Securities" shall mean any evidence of indebtedness, shares or other securities (other than this Warrant) convertible into or exercisable or exchangeable for Common Stock.

              (iv) The term "Options" shall mean any and all rights, options or warrants (other than the Management Securities) to subscribe for, purchase or otherwise in any manner acquire Common Stock or Convertible Securities.

          (b) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the Per Share Warrant Price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the Per Share Warrant Price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

          (c) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), the Per Share Warrant Price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to the Per Share Warrant Price determined by multiplying the Per Share Warrant Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Company shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (d) Issuance of Additional Shares of Common Stock. If the Company shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection (e) below) after the Original Issue Date (other than as provided in the foregoing subsections (b) and (c)), for no consideration or for a consideration per share less than the Market Price in effect on the date of and immediately prior to such issue, then in such event, the Per Share Warrant Price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

              (A) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Market Price in effect immediately prior to such issuance or sale, plus (y) the aggregate consideration received or deemed to be received by the Company upon such issuance or sale, by

              (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

          (e) Deemed Issue of Additional Shares of Common Stock. Except as set forth in subsection (a) above, if the Company at any time or from time to time after the Original Issue Date shall issue any Convertible Securities or Options or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

              (i) no further adjustments in the Per Share Warrant Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities;

              (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Per Share Warrant Price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Per Share Warrant Price shall affect Common Stock previously issued upon exercise of this Warrant);

              (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Per Share Warrant Price computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (A) in the case of Options or Convertible Securities, the
              only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company (x) for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon exercise of the Options or (y) for the issue of all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Company upon the conversion or exchange of the Convertible Securities; and

                    (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

               (iv) No readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Per Share Warrant Price to an amount which exceeds the lower of (x) the Per Share Warrant Price on the original adjustment date or (y) the Per Share Warrant Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (v) In the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Per Share Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

          (f) Determination of Consideration. For purposes of this Section 2, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (i)   Cash and Property.  Such consideration shall:

                    (A) insofar as it consists of cash, be the aggregate amount of cash received by the Company; and

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of the issue, as determined in good faith by the vote of a majority of the Board or if the Board cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Company's independent auditors.

              (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection (e) above, relating to Options and Convertible Securities shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the
              Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
              forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (g) Other Provisions Applicable to Adjustment Under this Section. The following provisions shall be applicable to the adjustments in Per Share Warrant Price as provided in this Section 2:

              (i) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

              (ii) Other Action Affecting Common Stock. If the Company shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 2(b) through 2(e) hereof, inclusive, which would have an inequitable effect on the holders of this Warrant, then the Per Share Warrant Price shall be adjusted in such manner and at such time as the Board on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

              (iii) Minimum Adjustment.  No adjustment of the Per Share
          Warrant Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Per Share Warrant Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

              (iv) Certain Adjustments. The Per Share Warrant Price shall not be adjusted upward except in the event of a combination of the outstanding shares of

          Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Per Share Warrant Price pursuant to
          Section 2(e)(ii) or (iii).

          (h) Notices of Adjustments. Whenever the Per Share Warrant Price is adjusted as herein provided, an officer of the Company shall compute the adjusted Per Share Warrant Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted Per Share Warrant Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the recordholders of this Warrant.

     3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices for the Warrant Shares on the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or the closing market price of the Warrant Shares on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then fair market value of a Warrant Share as shall be reasonably determined by the Board.

     4. Limitation on Sales, etc. The Registered Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees, except as specified in the proviso hereto, not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or the Warrant Shares issued upon its exercise or both, as the case may be, and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required; provided that the Registered Holder may transfer this Warrant at any time to any of its affiliates.

          Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the exercise of the Warrant shall have been effectively registered under the Act and unless the sale is to an affiliate of the Registered Holder, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event a legend in substantially the following form shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or pursuant to the securities or "Blue Sky" Laws of any state. Such securities may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned, except pursuant to (i) a registration statement with respect to such securities which is effective under such Act,
          (ii) Rule 144 or Rule 144A under such Act, or (iii) any other exemption from registration under such Act, provided that, if requested by the Company, an opinion of counsel reasonably satisfactory in form and substance is furnished to the Company that an exemption from the registration requirements of such Act is available.

     5. Valid Issuance; Reservation of Stock. All shares of Common Stock which may be issued in connection with the exercise provisions set forth herein shall, upon issuance by the Company, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Company. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     6. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     7. Transfers, etc. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     8. Registration Rights. This Warrant shall entitle the Registered Holder of this Warrant to the registration, holdback and piggyback rights set forth in the Registration Rights Agreement attached hereto.

     9. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, sent by reputable overnight delivery or by facsimile (972-498-0111) to the Company at its offices at 1110 East Collins Boulevard, Suite 122, Richardson, Texas 75081, to the attention of President, or such other address, or to the attention of such other officer, as the Company shall so notify the Registered Holder, with a copy to The Schupak Group, 730 Fifth Avenue, Suite 1901, New York, New York 10022, telecopier no. (212) 262-1031, to the attention of Donald Schupak.

     10. No Rights as Stockholders. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

     12. Headings. The headings of this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     13. Governing Law. This Warrant will be governed by and construed in accordance with the law of the State of New York without regard to the principles of conflict of law.

Dated: May __, 1998                7TH LEVEL, INC.

                                   By:
                                       -------------------------------
                                        Donald Schupak
                                        Chairman of the Board

                                   EXHIBIT I

                                 PURCHASE FORM
                                 -------------

To:   7th Level, Inc.
      1110 East Collins Boulevard
      Richardson, Texas 75081
                                                        Dated:

     In accordance with the provisions set forth in the attached Warrant, the undersigned hereby irrevocably elects to purchase _________ shares of the Common Stock covered by such Warrant and herewith makes payment therefor in full at the price per share provided for in such Warrant.

     The undersigned has had the opportunity to ask questions of and receive answers from the officers of the Company regarding the affairs of the Company and related matters, and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

     The undersigned understands that the shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and hereby represents to the Company that the undersigned is acquiring the shares for its own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares.


                                 Signature
                                           ---------------------------
                                 Address
                                           ---------------------------

                                           ---------------------------